EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                         JULY 12, 2005
---------------------


                    THE VALSPAR CORPORATION TO ISSUE AND SELL
                      $150 MILLION OF 5.10% NOTES DUE 2015


MINNEAPOLIS, MINNESOTA - The Valspar Corporation (NYSE-VAL), announced today that it has entered into an agreement to sell $150 million aggregate principal amount of its 5.10% Notes due 2015 (the "Notes"). The offering is expected to close on July 15, 2005, subject to customary closing conditions. Valspar intends to use the net proceeds from the sale of the Notes to repay outstanding borrowings under short-term lines of credit.

The Notes will be issued and sold solely to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and outside of the United States in accordance with Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This news release shall not constitute an offer to sell or a solicitation of any offer to buy the Notes in any jurisdiction in which such an offer or sale would be unlawful.

For further information, contact Lori A. Walker, Vice President, Controller and Treasurer of Valspar at 612-375-7350.

--------------------------------------------------------------------------------

THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS. FORWARD-LOOKING STATEMENTS ARE NECESSARILY SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE OUTSIDE THE CONTROL OF THE COMPANY THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. THESE UNCERTAINTIES AND OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, DEPENDENCE OF INTERNAL EARNINGS GROWTH ON ECONOMIC CONDITIONS AND GROWTH IN THE DOMESTIC AND INTERNATIONAL COATINGS INDUSTRY; RISKS RELATED TO ANY FUTURE ACQUISITIONS, INCLUDING RISKS OF ADVERSE CHANGES IN THE RESULTS OF ACQUIRED BUSINESSES AND THE ASSUMPTION OF UNFORESEEN LIABILITIES; RISKS OF DISRUPTIONS IN BUSINESS RESULTING FROM THE INTEGRATION PROCESS AND HIGHER INTEREST COSTS RESULTING FROM FURTHER BORROWING FOR ANY SUCH ACQUISITIONS; OUR RELIANCE ON THE EFFORTS OF VENDORS, GOVERNMENT AGENCIES, UTILITIES AND OTHER THIRD PARTIES TO ACHIEVE ADEQUATE COMPLIANCE AND AVOID DISRUPTION OF OUR BUSINESS; RISKS OF DISRUPTIONS IN BUSINESS RESULTING FROM THE COMPANY'S RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; UNUSUAL WEATHER CONDITIONS ADVERSELY AFFECTING SALES; CHANGES IN RAW MATERIALS PRICING AND AVAILABILITY; DELAYS IN PASSING ALONG COST INCREASES TO CUSTOMERS; CHANGES IN GOVERNMENTAL REGULATION, INCLUDING MORE STRINGENT ENVIRONMENTAL, HEALTH AND SAFETY REGULATIONS; THE NATURE, COST AND OUTCOME OF PENDING AND FUTURE LITIGATION AND OTHER LEGAL PROCEEDINGS; THE OUTBREAK OF WAR AND OTHER SIGNIFICANT NATIONAL AND INTERNATIONAL EVENTS; AND OTHER RISKS AND UNCERTAINTIES. THE FOREGOING LIST IS NOT EXHAUSTIVE, AND THE COMPANY DISCLAIMS ANY OBLIGATIONS TO SUBSEQUENTLY REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.